UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 29, 2012, Mindspeed Technologies, Inc. (the “Company”) committed to the implementation of a restructuring plan. The plan consists primarily of a targeted headcount reduction in connection with Company’s acquisition of Picochip Limited. The restructuring plan is expected to be substantially completed during the fiscal third quarter of 2012. The Company made the decision to implement the restructuring to realize synergies in connection with its acquisition of Picochip Limited, which was completed on February 6, 2012. The Company currently expects to incur total special charges and cash expenditures ranging from approximately $1.2 million to $1.4 million primarily related to severance costs for affected employees.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws. Such statements include statements regarding the Company’s expectations, goals or intentions, including but not limited to, statements regarding the Company’s efforts to reduce operating expenses, amount and composition of special charges and cash expenditures and timing for completing the restructuring plan. Forward-looking statements are subject to substantial risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, the Company cannot provide any assurances that the anticipated revenue and expense synergies of the merger will be achieved or that the markets for the products of the combined companies will develop as the Company currently anticipates. The Company’s existing business is subject to numerous risks and uncertainties independent of the merger, including fluctuations in its operating results and future operating losses; loss of or diminished demand from one or more key customers or distributors; the ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2011 and in the Company’s future filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date of this Current Report on Form 8-K and does not undertake any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: April 4, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer